Exhibit 99.1

Press Release	Source: Tribute Pharmaceuticals Canada Inc.

CAMBIA® Update from Tribute Pharmaceuticals

Milton, Ontario, Canada, December 20, 2013 – Tribute Pharmaceuticals Canada Inc. (OTCQB:TBUFF) ("Tribute" or the "Company"), a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada, today commented on the recent acquisition of CAMBIA® (diclofenac potassium for oral solution) by Depomed, Inc. (NASDAQ: DEPO).  Depomed, Inc. ("Depomed") announced earlier this week that it had acquired the United States and Canadian rights to CAMBIA® (diclofenac potassium for oral solution) from Nautilus Neurosciences, Inc. ("Nautilus") of Bedminster, NJ.  For a complete copy of Depomed’s recent press release please visit www.depomed.com

Rob Harris, President and CEO of Tribute, commented “Tribute will continue to maintain the exclusive Canadian sub-licensing rights to CAMBIA® that it licensed from Nautilus in 2010 and subsequently launched CAMBIA® in Canada in October 2012. All key terms of our initial agreement remain unchanged with Depomed.”  Mr. Harris went on to say, “we have invested significantly in the launch and commercialization of CAMBIA® and remain committed to the success of CAMBIA® in Canada and our efforts are now beginning to pay off.  CAMBIA® is receiving strong market acceptance from physicians and patients alike and we are encouraged with recent prescription trends.  We look forward to collaborating and working closely with Depomed with a common goal of further expanding the market share for CAMBIA® and would also like to congratulate them on this recent acquisition.”

About Cambia

CAMBIA® is a powdered formulation of diclofenac potassium that is dissolved in liquid.  It has a rapid onset and has demonstrated in clinical studies relief of the pain and associated symptoms of migraine, including nausea, sensitivity to light and sensitivity to sound.  It was launched in Canada in October 2012.

Important Safety Information

CAMBIA® is a non-steroidal anti-inflammatory drug (NSAID). NSAIDs may increase your chance of a heart attack or stroke that can lead to death.  This chance is higher with longer use of NSAID medicines and in people who have heart disease. CAMBIA® should never be used right before or after certain heart surgeries.  NSAID medicines can also cause stomach and intestine problems, such as ulcers and bleeding, which can happen without warning and may cause death.  This risk increases with use of steroids (corticosteroids), blood thinners (anticoagulants), smoking, alcohol use, older age, and for those in poor health.

About Tribute Pharmaceuticals Canada Inc.

Tribute is an emerging Canadian specialty pharmaceutical company focused on the acquisition, licensing, development and management of pharmaceutical and healthcare products with its primary focus on the Canadian market.

Tribute markets CAMBIA® (diclofenac potassium for oral solution), Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution) Uracyst® (sodium chondroitin sulfate solution 2%), and Collatamp G®(gentamicin-impregnated collagen) in the Canadian market. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships.

For further information on Tribute visit the Company’s websites:  http://www.tributepharma.com

Tribute Pharmaceuticals' Forward Looking Statement

This press release contains certain forward-looking statements about Tribute as defined in the Private Securities Litigation Reform Act of 1995, which statements can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results.  Forward-looking statements, by their nature, are subject to risks and uncertainties, Tribute actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including statements regarding our expectations regarding clinical trials, the timing of clinical results, development timelines and regulatory filings and submissions for our product candidates, general economic conditions, the ability of Tribute to successfully integrate operations, and the timing of expenditures and expansion opportunities, any of which could cause actual results to vary materially from current results or anticipated future results. See Tribute reports filed with the Canadian Securities Regulatory Authorities and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from results referred to in forward-looking statements. Tribute assumes no obligation to update the information contained in this press release to update forward-looking statements to reflect changed assumptions, the occurrence of anticipated events or changes in future operating results, financial condition or business over time.

Soriatane® and Bezalip®SR are registered trademarks and under license from Actavis Group PTC ehf
Cambia® is a registered trademark and under license from Depomed, Inc.
Collatamp G® is a registered trademark and under license EUSA Pharma (Europe) Limited.

For further information on Tribute, visit http://www.tributepharma.com or contact:

Tribute Pharmaceuticals Canada Inc. Scott Langille, CFO 905-876-3166 scott.langille@tributepharma.com	or	Arnold Tenney, Chairman 705-445-9505